Exhibit 99.1

Qurate Retail Officially Becomes QVC Group

New name incorporates the brand equity of the company’s largest brand, supports strategy to expand in live social shopping

ENGLEWOOD, Co. (Friday, Feb. 21) – Qurate Retail, Inc. (Nasdaq: QRTEA, QRTEB, QRTEP) has officially changed its name to QVC Group, Inc. (“QVC Group” or the “company”). The new name incorporates the brand equity of the company’s largest brand and supports QVC Group’s growth strategy to expand into a live social shopping company. QVC Group, Inc. is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road®. On Monday, February 24, the company’s stock will start trading under the new stock symbols “QVCGA”, “QVCGB” and “QVCGP.”

“This rebranding is an important milestone in our nearly 50-year evolution as a collection of leading retail brands,” said David Rawlinson II, President and CEO, QVC Group, Inc. “From the beginning, we’ve been the innovators in live video shopping – first on cable TV, then on ecommerce and mobile. Now, once again, we’re reimagining our company to grow in new places by leaning into streaming and social.”

QVC Group is redefining the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group brings innovative products, compelling content, and unforgettable moments to millions of shoppers worldwide via social platforms, streaming apps, ecommerce sites and TV channels, making every screen a doorway to discovery, delight and community.

Customers will continue to meet QVC Group through its six constituent brands: QVC, HSN, Ballard Designs, Frontgate, Garnet Hill and Grandin Road.

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About QVC Group

QVC GroupSM is a live social shopping company that redefines the shopping experience through video-driven commerce on every screen, from smartphones and tablets to laptops and TVs. QVC Group brings innovative products, compelling content, and unforgettable moments to millions of shoppers worldwide via social platforms, streaming apps, ecommerce sites and TV channels, making every screen a doorway to discovery, delight and community.

QVC Group reaches more than 200 million homes worldwide via 15 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and FAST and other digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, Facebook, Instagram, TikTok, YouTube, Pinterest, websites, mobile apps, print catalogs, and in-store destinations.

QVC Group, Inc. (NASDAQ: QVCGA, QVCGB, QVCGP) is a Fortune 500 company with six leading retail brands – QVC®, HSN®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® – and other minority interests. Headquartered in West Chester, Pa., QVC Group has team members in the U.S., the U.K., Germany, Japan, Italy, Poland and China. For more information, visit qvcgrp.com or follow QVC Group on YouTube or LinkedIn.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding QVC Group’s growth strategy. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including QVC Group’s ability to achieve its strategic goals. These forward-looking statements speak only as of the date of this press release, and QVC Group expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC Group, including the most recent Forms 10-K and 10-Q, for additional information about QVC Group and about the risks and uncertainties related to the business of QVC Group which may affect the statements made in this press release.